Calculation of Filing Fee Tables
S-8
Viridian Therapeutics, Inc.\DE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on September 2, 2025	Other	139,600	$ 19.14	$ 2,671,944.00	0.0001381	$ 369.00
2	Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on October 1, 2025	Other	147,650	$ 21.27	$ 3,140,515.50	0.0001381	$ 433.71
3	Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on November 3, 2025	Other	88,300	$ 23.15	$ 2,044,145.00	0.0001381	$ 282.30
4	Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on December 1, 2025	Other	171,900	$ 31.45	$ 5,406,255.00	0.0001381	$ 746.60
5	Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on January 2, 2026	Other	16,650	$ 30.68	$ 510,822.00	0.0001381	$ 70.54
Total Offering Amounts:						$ 13,773,681.50		$ 1,902.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,902.15
Offering Note
[1]	(1) Represents 564,100 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 2, 2025, October 1, 2025, November 3, 2025, December 1, 2025, and January 2, 2026. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement"), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant's Common Stock subject to such inducement grants.

[2]	(1) Represents 564,100 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 2, 2025, October 1, 2025, November 3, 2025, December 1, 2025, and January 2, 2026. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement"), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant's Common Stock subject to such inducement grants.

[3]	(1) Represents 564,100 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 2, 2025, October 1, 2025, November 3, 2025, December 1, 2025, and January 2, 2026. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement"), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant's Common Stock subject to such inducement grants.

[4]	(1) Represents 564,100 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 2, 2025, October 1, 2025, November 3, 2025, December 1, 2025, and January 2, 2026. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement"), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant's Common Stock subject to such inducement grants.

[5]	(1) Represents 564,100 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 2, 2025, October 1, 2025, November 3, 2025, December 1, 2025, and January 2, 2026. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement"), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant's Common Stock subject to such inducement grants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A